                                                                    Exhibit 99.1
[VIRGINIA
FINANICAL
GROUP, INC.
LOGO]                                             NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:
         Jeffrey W. Farrar
         Executive Vice President and CFO
         (540) 829-1603
         farrarj@vfgi.net

                 VIRGINIA FINANCIAL GROUP, INC. ANNOUNCES GROWTH
                      IN SECOND QUARTER EARNINGS, DIVIDEND
                     DECLARATION AND STOCK REPURCHASE PLAN




Staunton and Culpeper, VA-Virginia Financial Group, Inc.(NASDAQ: VFGI) today reported second quarter 2002 earnings of $2.93 million or $.40 per share, an increase of 12.9% compared to earnings of $2.59 million or $.35 per share for the quarter ended June 30, 2001. Diluted earnings per share for the quarter increased 14.3% compared to second quarter 2001 results.

Earnings for the first six months of 2002 amounted to $6.01 million or $.83 per diluted share compared to earnings of $5.42 million or $.74 per diluted share. This earnings growth represents a 12.4% increase in net income and 12.2% increase in diluted earnings per share.

VFGI'S earnings for the second quarter produced an annualized return on average assets of 1.12% and an annualized return on average equity of 10.74%, compared to prior year ratios of 1.08% and 10.03%, respectively. Earnings for the six months ended June 30 yielded an annualized return on average assets of 1.18% and an annualized return on average shareholders' equity of 11.29%, compared with prior year ratios of 1.14% and 10.57%, respectively.

EARNINGS GROWTH ATTRIBUTED TO STABLE MARGIN AND NON-INTEREST INCOME GROWTH

Tax equivalent net interest income amounted to $10.41 million for the quarter ended June 30, 2002, an increase of $916 thousand or 9.7% over the same period in 2001. This improvement was attributable to growth in average earning assets and a stable net interest margin. The Company's net interest margin improved to 4.27% for the quarter, compared to 4.20% for the second quarter of 2001. Average earning assets increased to $973.23 million, an increase of $79.25 million or 8.9% from $893.98 million at June 30, 2001.

Total noninterest income was $3.1 million for the second quarter of 2002, an increase of 14.7% compared with the same period in 2001. This increase was primarily driven by service charges on deposits, trust and brokerage fees and gains from mortgage banking operations.

Income from service charges on deposit accounts totaled $1.1 million for the second quarter, an increase of 20.2% compared with the same period in 2001. This increase resulted from growth in deposit accounts, improved fee structure and higher transaction volume.

Trust and brokerage fees and commissions totaled $902 thousand for the quarter, an increase of 12.3% compared with the second quarter last year. This increase resulted from substantially higher fee based assets, as well as increased income from retail brokerage fees.

EFFICIENCY IMPROVEMENT

Noninterest expense totaled $8.6 million for the second quarter, up 12.1% compared with the same period last year. Excluding non-recurring expenses of $270 thousand associated with integration efforts, noninterest expense increased 8.9%. VFGI'S efficiency ratio was 64.01% for the current quarter based on gross noninterest expenses and 62.01% based on recurring noninterest expenses, compared to 62.92% for the same period last year.

ASSET QUALITY REMAINS STRONG

VFGI's ratio of non-performing assets to loans and other real estate owned amounted to .46% compared to .56% at December 31, 2001. Net charge-offs as a percentage of average loans receivable amounted to .038%, compared to .056% at December 31, 2001. Loan delinquencies represented 1.13% of loans receivable at June 30, 2002, compared to 1.77% at March 31, 2002.

BALANCE SHEET GROWTH

At June 30, 2002, total assets were $1.07 billion, up 8.5% from $985.6 million at June 30, 2001. Deposits increased to $921.0 million, up $99.4 million or 12.1% over $821.6 million at June 30, 2001. Loan growth has slowed in 2002, with gross loans of $674.9 million, up $7.7 million or 1.2% over $667.2 million at June 30, 2001. Securities increased to $300.4 million, an increase of $78.2 million or 35.2% over $222.2 million at June 30, 2001.

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AFFILIATE BANK COMBINATION CONSUMATED

The combination of Caroline Savings Bank into Virginia Heartland Bank based in Fredericksburg was consummated during the quarter. The combined organization now has six branches extending from Stafford to Caroline County. Total assets amounted to $181 million at June 30, 2002, and the Bank now has 75 employees.

QUARTERLY DIVIDEND ANNOUNCEMENT

The Board of Directors of VFGI have approved the payment of a quarterly cash dividend of $.18 per share payable on August 19, 2002 to shareholders of record on July 29, 2002.

STOCK REPURCHASE PLAN ANNOUNCED

The Board of Directors of VFGI has authorized management to purchase up to 365,000 shares of the Company's common stock, representing approximately 5% of outstanding shares, on the open market from time to time. The purchase of any or all of such shares authorized for repurchase will be dependent on management's assessment of market conditions. The shares repurchased by the Company under the stock repurchase program will be retired. The Company has 7.3 million shares outstanding at June 30, 2002.

The combined company is the holding company for Planters Bank & Trust Company of Virginia - in Staunton; Second Bank & Trust - in Culpeper; Virginia Heartland Bank - in Fredericksburg and Virginia Commonwealth Trust Company - in Culpeper. The organization maintains a network of twenty-nine branches serving a contiguous market through the Shenandoah Valley and central and northern central Virginia.

This press release contains forward-looking statements as defined by federal securities laws. These statements may address certain results that are expected or anticipated to occur or otherwise state the company's predictions for the future. These particular forward-looking statements and all other statements that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Such factors include but are not limited to: general economic conditions, significant fluctuations in interest rates that could reduce net interest margin; difficulties in executing integration plans: reduction of fee income from existing products due to market conditions; and the amount of growth in the company's general and administrative expenses. Consequently, these cautionary statements qualify all forward-looking statements made herein. Please refer to VFGI's filings with the Securities and Exchange Commission for additional information.


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QUARTERLY PERFORMANCE SUMMARY
Virginia Financial Group, Inc. (NASDAQ: VFGI)
(Dollars in thousands, except per share data)




                                                                                                        Percent
                                                                   For the Three Months Ended          Increase
                                                                   6/30/2002        6/30/2001         (Decrease)
                                                                   ---------        ---------         ----------
INCOME STATEMENT


    Interest income - taxable equivalent                              16,322           17,869           -8.66%
    Interest expense                                                   5,915            8,378          -29.40%

    Net interest income - taxable equivalent                          10,407            9,491            9.65%
    Less: taxable equivalent adjustment                                  517              455           13.63%

    Net interest income                                                9,890            9,036            9.45%
    Provision for loan and lease losses                                  401              461          -13.02%

    Net interest income after provision for
      loan and lease losses                                            9,489            8,575           10.66%

    Noninterest income                                                 3,105            2,708           14.66%

    Noninterest expense                                                8,669            7,741           11.99%

    Provision for income taxes                                         1,000              951            5.15%

      Net income                                                       2,925            2,591           12.89%

PER SHARE DATA
    Basic earnings                                                $     0.40       $     0.35           14.29%
    Diluted earnings                                              $     0.40       $     0.35           14.29%

    Shares outstanding                                             7,302,006        7,303,560


    Weighted average shares -
      Basic                                                        7,291,941        7,304,856
      Diluted                                                      7,318,887        7,324,838

    Dividends paid on common shares                               $     0.18       $     0.17

PERFORMANCE RATIOS
    Return on average assets                                           1.12%            1.08%            3.70%
    Return on average equity                                          10.74%           10.03%            7.08%
    Return on average realized equity (A)                             11.00%           10.20%            7.84%
    Net yield on earning assets (taxable equivalent)                   4.27%            4.20%            1.67%
    Efficiency (taxable equivalent) (B)                               64.01%           62.92%            1.73%



NOTES:  Applicable ratios are annualized
    (A) Excludes the effect on average shareholders' equity of unrealized gains (losses) that result from changes in market values of securities.

    (B) Excludes foreclosed property expense and non-recurring items for all periods.


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QUARTERLY PERFORMANCE SUMMARY
Virginia Financial Group, Inc. (NASDAQ: VFGI)
(Dollars in thousands, except per share data)




                                                                                                        Percent
                                                                    For the Six Months Ended           Increase
                                                                   6/30/2002        6/30/2001         (Decrease)
                                                                   ---------        ---------          ---------
INCOME STATEMENT
    Interest income - taxable equivalent                             32,869           35,899           -8.44%
    Interest expense                                                 12,095           16,802          -28.01%

    Net interest income - taxable equivalent                         20,774           19,097            8.78%
    Less: taxable equivalent adjustment                               1,045              871           19.98%

    Net interest income                                              19,729           18,226            8.25%
    Provision for loan and lease losses                                 801              816           -1.84%

    Net interest income after provision for
      loan and lease losses                                          18,928           17,410            8.72%

    Noninterest income                                                5,966            5,051           18.12%

    Noninterest expense                                              16,703           15,011           11.27%

    Provision for income taxes                                        2,104            2,034            3.44%

      Net income                                                      6,087            5,416           12.39%


PER SHARE DATA
    Basic earnings                                               $     0.84       $     0.74           13.51%
    Diluted earnings                                             $     0.83       $     0.74           12.16%

    Shares outstanding                                            7,302,006        7,303,560

    Weighted average shares -
      Basic                                                       7,289,346        7,306,429
      Diluted                                                     7,313,073        7,321,849

    Dividends paid on common shares                              $     0.36       $     0.34

PERFORMANCE RATIOS
    Return on average assets                                          1.18%            1.14%            3.51%
    Return on average equity                                         11.29%           10.57%            6.81%
    Return on average realized equity (A)                            11.59%           10.72%            8.12%
    Net yield on earning assets (taxable equivalent)                  4.29%            4.28%            0.23%
    Efficiency (taxable equivalent) (B)                              62.28%           61.93%            0.57%



NOTES:  Applicable ratios are annualized
    (A) Excludes the effect on average shareholders' equity of unrealized gains (losses) that result from changes in market values of securities.
    (B) Excludes foreclosed property expense and non-recurring items for all periods.

QUARTERLY PERFORMANCE SUMMARY
Virginia Financial Group, Inc. (NASDAQ: VFGI)
(Dollars in thousands, except per share data)


                                                                                                      Percent
                                                             For the Three Months Ended              Increase
                                                             6/30/2002         6/30/2001            (Decrease)
                                                             ---------         ---------            ----------

SELECTED BALANCE SHEET DATA
      End of period balances

      Securities available for sale                           290,315           212,070              36.90%
      Securities held to maturity                              10,043            10,130              -0.86%

        Total securities                                      300,358           222,200              35.17%

      Commercial loans                                        270,723           254,308               6.45%
      Consumer loans                                          101,978           110,315              -7.56%
      Mortgage loans                                          289,352           291,546              -0.75%
      Other loans                                              12,833            11,014              16.52%
        Total loans                                           674,886           667,183               1.15%

      Allowance for loan losses                                (8,814)           (7,718)             14.20%

      Other earning assets                                     29,382            28,556               2.89%

        Total earning assets                                1,004,626           912,138              10.14%

        Total assets                                        1,069,017           985,554               8.47%

      Non-interest bearing deposits                           161,621           136,409              18.48%
      Money market & interest checking                        249,497           195,665              27.51%
      Savings                                                 101,809            90,202              12.87%
      CD's and other time deposits                            408,042           420,061              -2.86%
        Total deposits                                        920,969           841,337               9.46%

      Short-term borrowed funds                                17,308            18,394              -5.90%
      Long-term debt                                           12,180            14,260             -14.59%

        Total interest-bearing liabilities                    788,836           737,582

        Total shareholders' equity                            112,489           105,301               6.83%

      Average balances

      Securities, at amortized cost                           274,871           219,664              25.13%

      Commercial loans                                        270,960           243,413              11.32%
      Consumer loans                                          106,341           111,620              -4.73%
      Mortgage loans                                          282,236           287,730              -1.91%
      Other loans                                               6,480             6,419               0.95%
        Total loans                                           666,017           649,182               2.59%

      Other earning assets                                     32,337            27,424              17.91%

        Total earning assets                                  973,225           893,978               8.86%

        Total assets                                        1,044,291           959,545               8.83%

      Non-interest bearing deposits                           146,596           126,568              15.82%
      Money market & interest checking                        243,293           195,842              24.23%
      Savings                                                  99,466            85,967              15.70%
      CD's and other time deposits                            410,960           413,650              -0.65%
        Total deposits                                        900,315           822,027               9.52%

      Short-term borrowed funds                                18,896            17,270               9.42%
      Long-term debt                                           12,423            15,388             -19.27%

        Total interest-bearing liabilities                    785,038           728,117               7.82%

        Total shareholders' equity                            108,777           103,303               5.30%




NOTES: All items referring to loans include loans held for sale and are net of unearned income